Exhibit 99.01

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Name of each exchange on which registered
Common Stock, par value $.01 per share	New York Stock Exchange
Mexico Stock Exchange
Tokyo Stock Exchange

Depositary Shares, each representing 1/1,000th interest in a share of	New York Stock Exchange
8.125% Non-Cumulative Preferred Stock, Series AA

Depositary Shares, each representing 1/1,000th interest in a share of	New York Stock Exchange
5.80% Noncumulative Preferred Stock, Series C

Depositary Shares, each representing 1/1,000th interest in a share of	New York Stock Exchange
7.125% Fixed/Floating Rate Noncumulative Preferred Stock, Series J

Depositary Shares, each representing 1/1,000th interest in a share of	New York Stock Exchange
6.875% Fixed/Floating Rate Noncumulative Preferred Stock, Series K

Depositary Shares, each representing 1/1,000th interest in a share of	New York Stock Exchange
6.875% Noncumulative Preferred Stock, Series L

Depositary Shares, each representing 1/1,000th interest in a share of	New York Stock Exchange
6.300% Noncumulative Preferred Stock, Series S

7.625% Trust Preferred Securities of Citigroup Capital III (and	New York Stock Exchange
registrant’s guaranty with respect thereto)

7.875% Fixed Rate/Floating Rate Trust Preferred Securities	New York Stock Exchange
(TRUPS®) of Citigroup Capital XIII (and registrant’s guaranty with respect thereto)

6.829% Fixed Rate/Floating Rate Enhanced Trust Preferred	New York Stock Exchange
Securities (Enhanced TruPS®) of Citigroup Capital XVIII (and
registrant’s guaranty with respect thereto)

Warrants (expiring January 4, 2019)	New York Stock Exchange

C-Tracks Exchange-Traded Notes Based on the Performance of	NYSE Arca, Inc.
the Citi Volatility Total Return Index Due November 12, 2020 *

C-Tracks Exchange-Traded Notes Based on the Performance of the Miller/Howard MLP Fundamental Index Due September 28, 2023	NYSE Arca, Inc.

C-Tracks Exchange-Traded Notes Miller/Howard Strategic Dividend	NYSE Arca, Inc.

Reinvestor Due September 16, 2024

* Originally issued by Citigroup Funding Inc. (CFI) and included registrant’s guaranty with respect thereto. Effective December 31, 2012, the registrant became the direct obligor of these securities in connection with the merger of Citigroup Funding Inc. with and into the registrant.